Exhibit 99.1

LIBERTY MEDIA CORPORATION ANNOUNCES PLAN TO RECAPITALIZE

INTO THREE TRACKING STOCK GROUPS

Liberty Braves, Liberty Media and Liberty Sirius Tracking Stock Groups to be Created

ENGLEWOOD, CO, November 12, 2015 — Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK) (“Liberty”) today announced that its board of directors has authorized management to pursue a reclassification of its common stock into three new tracking stock groups, one to be designated as the Liberty Braves Group, one to be designated as the Liberty Media Group and one to be designated as the Liberty Sirius Group, and to cause to be distributed subscription rights related to the Liberty Braves Group tracking stock following the creation of the new tracking stocks.

In connection with the creation of the new tracking stocks, record holders of Liberty’s Series A, Series B and Series C common stock would receive shares of the corresponding series of Liberty Braves tracking stock, Liberty Media tracking stock and Liberty Sirius tracking stock for each share of Liberty’s common stock held by them.  In addition, following the creation of the new tracking stocks, Liberty would distribute to holders of its Liberty Braves tracking stock subscription rights to acquire shares of Series C Liberty Braves tracking stock. The record dates, distribution dates, and distribution ratios for the creation of the new tracking stocks and the distribution of subscription rights will be announced at a later date.

“We expect this recapitalization to highlight each tracking stock group’s operations and the financial performance of its attributed assets, provide greater investor choice, and enable targeted capital raising while maintaining an optimal capital structure for Liberty,” said Greg Maffei, Liberty President & CEO.

Liberty intends to attribute to the Liberty Braves Group its subsidiary the Braves Holdings, LLC (which indirectly owns the Atlanta Braves and certain assets and liabilities associated with the Atlanta Braves’ stadium and mixed use development project (the “Development Project”)), cash and a note obligation in the amount of approximately $165 million from the Liberty Braves Group to the Liberty Media Group (the “Intergroup Note”) relating to funds borrowed and used for investment in the Development Project. The Intergroup Note is expected to be repaid using proceeds from the proposed subscription rights offering (as described in more detail below).  Any remaining proceeds from the rights offering will be attributed to the Liberty Braves Group.

Liberty intends to attribute to the Liberty Sirius Group its subsidiary Sirius XM Holdings, Inc., cash and its $250 million margin loan obligation.

Liberty intends to attribute to the Liberty Media Group all of the businesses, assets and liabilities of Liberty other than those specifically attributed to the Liberty Braves Group or the Liberty Sirius Group, including Liberty’s interests in Live Nation Entertainment, Inc., minority equity investments in Time Warner Inc. and Viacom, any recovery received in connection with the Vivendi lawsuit and cash, as well as Liberty’s 1.375% Cash Convertible Notes due 2023 and the

Intergroup Note.  Following the creation of the tracking stocks, the Liberty Media Group will also hold an approximate 20% inter-group interest in the Liberty Braves Group.

The subscription rights to acquire shares of Series C Liberty Braves tracking stock are expected to be issued to raise capital to repay the Intergroup Note and for working capital purposes.  The subscription rights would enable the holders to acquire shares of Series C Liberty Braves tracking stock at a 20% discount to the market price of the Series C Liberty Braves tracking stock. Liberty expects the subscription rights to be publicly traded, once the exercise price has been established and the rights offering to expire twenty trading days following its commencement.

Liberty expects that the Series A, Series B and Series C Liberty Braves Group common stock will trade under the symbols BATRA/B/K respectively, that the Series A, Series B and Series C Liberty Media Group common stock will trade under the symbols LMCA/B/K, respectively, and that the Series A, Series B and Series C Liberty Sirius Group common stock will trade under the symbols LSXMA/B/K, respectively, in each case, on the Nasdaq Stock Market.

The creation of the new tracking stocks will be subject to various conditions, including the requisite approval of the holders of Liberty’s common stock at a stockholders’ meeting and the receipt of the opinion of tax counsel.  Liberty expects to complete the creation of the new tracking stocks in the first half of 2016. The rights offering will also be subject to various conditions, including the creation of the new tracking stocks.

Liberty’s President and CEO, Greg Maffei, will discuss this announcement at a previously scheduled Investor Meeting on Thursday, November, 12, 2015 with presentations beginning at 12:30 p.m. E.S.T.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast. An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK) operates and owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM and Braves Holdings, LLC, its interest in Live Nation Entertainment, and minority equity investments in Time Warner Inc. and Viacom.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the creation of the new tracking stocks, the distribution of subscription rights and the subsequent rights offering, the anticipated benefits of the proposed tracking stocks, the proposed use of proceeds from the rights offering and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the creation of the tracking stocks and the distribution of subscription rights and the ability of Liberty to realize the expected benefits of these transactions. These forward looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Forms 10-K and 10-Q, for additional information about Liberty and about the risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of Liberty’s existing common stock or Liberty’s proposed Liberty Braves tracking stock, Liberty Sirius tracking stock or Liberty Media tracking stock. The offer and sale of shares of the proposed tracking stocks will only be made pursuant to an effective registration statement. Liberty stockholders and other investors are urged to read the registration statement to be filed with the SEC regarding the proposed tracking stocks, including the proxy statement/prospectus to be contained in therein, because they will contain important information about the issuance of shares of the proposed tracking stocks. Copies of Liberty’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Investor Relations, (720) 875-5420.

Participants in a Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals relating to the approval of the issuance of the tracking stocks. Information regarding the directors and executive officers of Liberty and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials with respect to the creation of the proposed tracking stocks to be filed with the SEC.

Liberty Media Corporation
Courtnee Chun Ulrich, 720-875-5420

Source: Liberty Media Corporation